EXHIBIT 32.2

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

OF HARKEN ENERGY CORPORATION (REGISTRANT)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350):

I, Anna M. Williams, Executive Vice President – Finance and Chief Financial Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

(1)	The Quarterly Report on Form 10-Q for the period ended June 30, 2004, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Harken and will be retained by Harken and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 12, 2004

/s/ Anna M. Williams
Vice President – Finance and
Chief Financial Officer